SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

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Air T, Inc.

(Name of Registrant as specified in its charter)

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[Missing Graphic Reference]

AIR T, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD SEPTEMBER 28, 2005

To Our Stockholders:

The annual meeting of stockholders of Air T, Inc. (the “Company”) will be held at One Independence Center, 101 North Tryon Street, Suite 1900, Charlotte, North Carolina on Wednesday, September 28, 2005 at 10:00 a.m. local time, for the purpose of considering and acting on the following matters:

1.	To elect nine directors to serve until their successors are duly elected and qualified;

2.	To ratify the appointment of Dixon Hughes PLLC as the independent registered public accountants of the Company for the current fiscal year;

3.	To approve the Air T, Inc. 2005 Equity Incentive Plan; and

4.	To transact such other business as may properly come before the meeting, or any adjournment or adjournments thereof.

Only stockholders of record as of the close of business on August 2, 2005 are entitled to notice of and to vote at the annual meeting and adjournments thereof. You may examine a list of those stockholders at our principal executive offices at 3524 Airport Road, Maiden, North Carolina 28650, during the 10-day period preceding the annual meeting. Each share of our outstanding common stock will entitle the holder to one vote on each matter that properly comes before the annual meeting.

The accompanying proxy statement provides you with a summary of the proposals on which our stockholders will vote at the annual meeting. We encourage you to read this entire document before voting.

Your vote is important no matter how large or small your holdings may be. To ensure your representation at the meeting, please complete, sign, date and return your enclosed proxy card as soon as possible in the postage-paid envelope provided. If your shares are held in “street name” by your broker or other nominee, only that holder can vote your shares, and the vote cannot be cast unless you provide instructions to your broker. You should follow instructions provided by your broker regarding how to instruct your broker to vote your shares. If you choose to attend the annual meeting, you may revoke your proxy and personally cast your votes at the annual meeting.

The annual report of the Company also accompanies this notice.

By Order of the Board of Directors

John J. Gioffre
Secretary
August 15, 2005

[Intentionally left blank.]

[Missing Graphic Reference]Air T, Inc.
3524 Airport Road
Maiden, North Carolina 28650
Telephone (704) 377-2109

PROXY STATEMENT

The enclosed proxy is solicited on behalf of the Board of Directors of Air T, Inc. (referred to as the “Company”) in connection with the annual meeting of stockholders of the Company to be held on Wednesday, September 28, 2005 at 10:00 a.m. at One Independence Center, 101 North Tryon Street, Suite 1900, Charlotte, North Carolina. The proxy is for use at the meeting if you do not attend or if you wish to vote your shares by proxy even if you do attend. You may revoke your proxy at any time before it is exercised by

•	giving a written notice of revocation to the Secretary of the Company,

•	submitting a proxy having a later date, or

•	appearing at the meeting and requesting to vote in person

All shares represented by valid proxies and not revoked before they are exercised will be voted as specified. If no specification is made, proxies will be voted "FOR" electing all nominees for director listed on the proxy in Item 1, "FOR" ratifying Dixon Hughes PLLC as the Company’s independent registered public accountants for the 2006 fiscal year and “FOR” approval of the Air T, Inc. 2005 Equity Incentive Plan (the “Proposed Equity Incentive Plan”). The Board of Directors knows of no matters, other than those stated above, to be presented for consideration at the annual meeting. If, however, other matters properly come before the annual meeting or any adjournment thereof, it is the intention of the persons named in the accompanying proxy to vote such proxy in accordance with their best judgment on any such matters. The persons named in the accompanying proxy may also, if it is deemed advisable, vote such proxy to adjourn the annual meeting from time to time, including if there is not a quorum on the date set for the annual meeting.

This proxy statement, the enclosed proxy card and 2005 Annual Report to Stockholders are being first mailed to our stockholders on or about August 15, 2005. The Annual Report does not constitute "soliciting material” and is not to be deemed "filed" with the Securities and Exchange Commission.

The Company will pay the costs of preparing this proxy statement and of soliciting proxies in the enclosed form. Our employees may solicit proxies, either personally, by letter or by telephone. Our employees will not be specifically compensated for these services. The Company has retained The Altman Group, Inc., 60 East 42nd Street, Suite 405, New York, New York 10165, to assist in soliciting proxies from stockholders, including brokers, custodians, nominees and fiduciaries, and will pay that firm fees estimated at $4,500 for its services, plus the firm’s expenses and disbursements.

VOTING SECURITIES

Only stockholders of record at the close of business on August 2, 2005 will be entitled to vote at the annual meeting or any adjournment or adjournments thereof. The number of outstanding shares entitled to vote at the stockholders meeting is 2,671,293. The presence of a majority of the outstanding shares of the Company’s Common Stock, par value $.25 per share (the “Common Stock”), represented in person or by proxy at the meeting will constitute a quorum necessary to conduct business at the meeting. Directors will be elected by a plurality of the votes cast. Cumulative voting is not allowed. Accordingly, abstentions and broker non-votes will not affect the outcome of the election of directors. The ratification of independent registered public accountants and approval of the Proposed Equity Incentive Plan, and any other business coming before the meeting, requires the affirmative vote of a majority of the shares present or represented at the meeting and entitled to vote. On such matters, an abstention will have the same effect as a negative vote but, because shares held by brokers will not be considered entitled to vote on matters as to which the brokers withhold authority, a broker non-vote will have no effect on votes on these matters.

CERTAIN BENEFICIAL OWNERS OF COMMON STOCK

The following table sets forth information regarding the beneficial ownership of shares of Common Stock (determined in accordance with Rule 13d-3 of the Securities and Exchange Commission) of the Company as of June 1, 2005 by each person that beneficially owns five percent or more of the shares of Common Stock. Each person named in the table has sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned, except as otherwise set forth in the notes to the table.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
Title of Class	Name and Address of Beneficial Owner	Amount of Beneficial Ownership as of June 1, 2005	Percent Of Class
Common Stock, par value $.25 per share	Walter Clark	162,922(1)	6.1%
_____________________________

(1)	Includes 102,000 shares controlled by Mr. Clark as one of the executors of the estate of David Clark.

PROPOSAL 1 -- ELECTION OF DIRECTORS

Under the Company’s Certificate of Incorporation and bylaws, directors are elected at each annual meeting and hold office until their respective successors are elected and have qualified. The number of directors constituting the Board of Directors has been set at nine by a resolution adopted by the Board of Directors pursuant to the Company’s Bylaws. Accordingly, up to nine directors may be elected at the annual meeting. All of the incumbent directors were elected by the stockholders at the last annual meeting.

The following sets forth certain information with respect to the individuals who have been nominated by the Board of Directors, upon recommendation of its Nominating Committee, for election to the Board of Directors at the annual meeting. Each of the following is currently a director of the Company, other than J. Bradley Wilson.

The Board of Directors recommends a vote “FOR” all of the nominees listed below for election as directors (Item 1 on the enclosed proxy card).

    Walter Clark, age 48, has served as a director, Chairman of the Board of Directors of the Company and Chief Executive Officer since April 1997. Mr. Clark also serves as a director of Mountain Air Cargo, Inc. (“MAC”) and CSA Air, Inc. (“CSA”) and as the Chief Executive Officer of MAC, Executive Vice President of Global Ground Support, LLC (“Global”), President of CSA and Executive Vice President of MAC Aviation Services, LLC (“MACAS”). Mr. Clark was elected a director of the Company in April 1996. Mr. Clark was self-employed in the real estate development business from 1985 until April 1997.

    John J. Gioffre, age 61, has served as Vice President-Finance and Chief Financial Officer of the Company since April 1984 and as Secretary/Treasurer of the Company since June 1983. He has served as a director of the Company since March 1987. Mr. Gioffre also serves as Vice-President, Secretary/Treasurer and a director of MAC and CSA, as Chief Financial Officer of MAC and Global and as Vice President-Finance, Treasurer and Secretary of Global and MACAS.

    William H. Simpson, age 58, has served as Executive Vice President of the Company since June 1990, as Vice President from June 1983 to June 1990, and as a director of the Company since June 20, 1985. Mr. Simpson is also the President and a director of MAC, the Chief Executive Officer and a director of CSA and an Executive Vice President of Global.

    Claude S. Abernethy, Jr., age 78, was elected as director of the Company in June 1990. For the past five years, Mr. Abernethy has served as a Senior Vice President of Wachovia Securities, Inc., a securities brokerage and investment banking firm, and its predecessor. Mr. Abernethy is also a director of Wellco Enterprises, Inc.

    Sam Chesnutt, age 71, was elected a director of the Company in August 1994. Mr. Chesnutt serves as President of Sam Chesnutt and Associates, an agribusiness consulting firm. From November 1988 to December 1994, Mr. Chesnutt served as Executive Vice President of AgriGeneral Company, L.P., an agribusiness firm.

    Allison T. Clark, age 49, has served as a director of the Company since May 1997. Mr. Clark has been self-employed in the real estate development business since 1987. Allison Clark and Walter Clark are brothers.

    George C. Prill, age 82, has served as a director of the Company since June 1982, as Chief Executive Officer and Chairman of the Board of Directors from August 1982 until June 1983, and as President from August 1982 until spring 1984. Mr. Prill has served as an Editorial Director for General Publications, Inc., a publisher of magazines devoted to the air transportation industry, from November 1992 until 2001. From 1979 to 1990, Mr. Prill served as President of George C. Prill & Associates, Inc., of Charlottesville, Virginia, which performed consulting services for the aerospace and airline industry. Mr. Prill has served as President of Lockheed International Company, as Assistant Administrator of the FAA, as a Senior Vice President of the National Aeronautic Association and Chairman of the Aerospace Industry Trade Advisory Committee.

    Dennis A. Wicker, age 53, has served as a director of the Company since October 2004. Mr. Wicker is a member of the law firm of Helms, Mulliss & Wicker PLLC, which he joined in 2001 following eight years of service as Lieutenant Governor of the State of North Carolina. He is a member of the boards of directors of Coca-Cola Bottling Co. Consolidated and First Bancorp.

    J. Bradley Wilson, age 52, has been nominated by the Nominating Committee to join the Board of Directors. Mr. Wilson serves as Executive Vice President, Chief Administrative Officer and Corporate Secretary of Blue Cross and Blue Shield of North Carolina, a health benefits company. He joined Blue Cross and Blue Shield of North Carolina in December 1995 and served as Senior Vice President and General Counsel until his appointment as Executive Vice President and Chief Administrative Officer in February 2005. Prior to joining Blue Cross and Blue Shield of North Carolina, Mr. Wilson served as General Counsel to Governor James B. Hunt, Jr. of North Carolina and in private practice as an attorney in Lenoir, North Carolina. Mr. Wilson also serves as Chairman of the Board of Directors of the North Carolina Railroad Company and as Chairman of the Board of Governors of the University of North Carolina.

Director Compensation

During the first two months of the fiscal year ended March 31, 2005, each director received a director’s fee of $500 per month and an attendance fee of $500 paid to outside directors for each meeting of the board of directors or a committee thereof. Commencing in June 2004, each non-employee director received a director’s fee of $1,000 per month and an attendance fee of $500 for each meeting of the Board of Directors or a committee thereof and each employee director continued to receive a director’s fee of $500 per month. Pursuant to the Company’s 1998 Omnibus Securities Award Plan (the “1998 Plan”) each director who was not an employee of the Company at the time of stockholder approval of the 1998 Plan received an option to purchase 1,000 shares of Common Stock at an exercise price equal to the closing bid price per share on the date of stockholder approval of the 1998 Plan. The 1998 Plan provides for a similar option award to any director first elected to the board after the date the stockholders approved the 1998 Plan, with the exercise price per share of such options being the fair market value of a share Common Stock on the date the director is elected. Such options vest one year after being granted and expire ten years after the date they were granted. The Proposed Equity Incentive Plan includes similar provisions providing for awards to non-employee directors of options to purchase 2,500 shares of Common Stock. For a discussion of these provisions of the Proposed Equity Incentive Plan, see “Proposal 3 - Approval of Air T, Inc. 2005 Equity Incentive Plan - Awards - Options to Non-employee Directors.”

Committees

The Board of Directors has four standing committees: the Audit Committee, the Compensation Committee, the Nominating Committee and the Executive Committee. The Audit Committee consists of Messrs. Abernethy, Chesnutt and Prill, with Mr. Abernethy serving as chairman. The Audit Committee met nine times during the fiscal year. On May 18, 2000, the Board of Directors adopted a charter for the Audit Committee. The Charter was re-approved by the Board of Directors on June 20, 2002 and July 29, 2003 and was revised and approved on August 3, 2004 and subsequently re-approved on July 29, 2005. A copy of the current Charter is included with this Proxy Statement as Annex A and additional copies will be provided to stockholders upon written request to the Secretary of the Company. The principal functions of the Audit Committee, included in the charter, are to select and retain the firm of independent registered public accountants to serve the Company each fiscal year, to review and approve the scope, fees and results of the audit performed by the independent registered public accountants, to review the adequacy of the Company’s system of internal accounting controls and the scope and results of internal auditing procedures, to review and periodically discuss with the independent registered public accountants all significant relationships that may affect the auditor’s independence, to meet at least quarterly to review the Company’s financial results with management and the independent registered public accountants prior to the release of quarterly financial information, to prepare and issue to the Board of Directors annually a summary report suitable for submission to the stockholders and to establish procedures for the receipt, retention and treatment of complaints regarding accounting internal controls and auditing matters, including confidential, anonymous submissions by employees. A copy of the Audit Committee’s report for the fiscal year ended March 31, 2005 is included in this Proxy Statement. The Company has certified to NASDAQ the Company’s compliance with NASDAQ’s audit committee charter requirements and compliance with the audit committee structure and composition requirements.

The Compensation Committee consists of Messrs. Abernethy, Chesnutt and Prill, with Mr. Chesnutt serving as chairman. The functions of the Compensation Committee include establishing policies for the compensation of the Company’s executive officers and determining the types and amounts of remuneration to be paid to the Company’s executive officers. The Compensation Committee met three times during the fiscal year.

The Nominating Committee consists of Messrs. Abernethy, Chesnutt and Wicker, with Mr. Wicker serving as chairman. The Nominating Committee is responsible for evaluating potential nominees for election as directors and recommending nominees to the Board of Directors, as well as recommending the functions and the membership of the committees of the Board of Directors and leading the Board of Directors in an annual self-evaluation. A copy of the charter of the Nominating Committee is attached as Annex B to this proxy statement and additional copies will be provided to stockholders upon written request to the Secretary of the Company. The charter of the Nominating Committee is not available on the Company’s website. Mr. Wilson, the only nominee for election to the Board of Directors who is not currently a director of the Company, was recommended to the Nominating Committee by an independent director. The Nominating Committee met once during the fiscal year.

The Executive Committee consists of Messrs. Walter Clark, Abernethy, Chesnutt and Prill, with Mr. Clark serving as chairman. The Executive Committee is authorized to exercise the powers of the Board of Directors between meetings of the Board of Directors to the extent permitted by Delaware law and not otherwise specifically delegated to another committee. The Executive Committee met twice during the fiscal year.

Director Independence

The Board of Directors has determined that none of the nominees for election to the Board of Directors other than Messrs. Walter Clark, Gioffre and Simpson (all members of management) and Mr. Allison Clark (who is Mr. Walter Clark’s brother) has any relationship that, in the Board’s opinion, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director, and that each of these individuals is “independent” within the meaning of rules of the Nasdaq Small Cap Market that take effect as of the upcoming annual meeting. All of the members of the Company’s Audit Committee, Compensation Committee and Nominating Committee are independent directors under these standards. In addition, the Board of Directors has determined that the members of the Audit Committee meet the heightened standards of independence applicable to members of an audit committee.

Attendance of Meetings

During the fiscal year ended March 31, 2005, the Board of Directors met six times. Each of the directors attended all of the meetings of the Board of Directors and committees thereof on which such director served during such period. The Company does not have a policy with respect to attendance of members of the Board of Directors at the annual meeting of stockholders. Historically, few, if any, stockholders have attended the Company’s annual meeting of stockholders other than stockholders who are also officers of the Company. At the annual meeting of stockholders held in 2004, two members of the Board of Directors, who are also officers of the Company, attended the annual meeting of stockholders.

Director Qualifications and Nominations

The Nominating Committee has adopted a policy that candidates nominated for election or re−election to the Board of Directors generally should meet the following qualifications:

•	candidates should possess broad training and experience at the policy−making level in business, government, education, technology or philanthropy;

•	candidates should possess expertise that is useful to the Company and complementary to the background and experience of other members of the Board of Directors, so that an optimum balance in Board membership can be achieved and maintained;

•	candidates should be of the highest integrity, possess strength of character and the mature judgment essential to effective decision−making;

•	candidates should be willing to devote the required amount of time to the work of the Board of Directors and one or more of its committees;

•	candidates should be willing to serve on the Board of Directors over a period of several years to allow for the development of sound knowledge of the Company and its principal operations; and

•	candidates should be without any significant conflict of interest or legal impediment with regard to service on the Board of Directors.

When a vacancy exists on the Board of Directors, the Nominating Committee seeks out appropriate candidates, principally by canvassing current directors for suggestions. The Nominating Committee evaluates candidates on the basis of the above qualifications and other criteria that may vary from time to time. The Nominating Committee does not have a formal policy on the consideration of director candidates recommended by stockholders. The Board of Directors believes that such a formal policy is unnecessary and that the issue is more appropriately dealt with on a case−by−case basis.

Under the Company’s bylaws, nominations of persons for election to the Board of Directors may be made at an annual meeting of stockholders. Following the conclusion of the annual meeting to be held on September 28, 2005, such a nomination may be made by a stockholder only if the stockholder complies with the advance notice provisions of the bylaws. These advance notice provisions are discussed elsewhere in this Proxy Statement under the caption “Stockholder Proposals and Nominations for 2006 Meeting.”

Director and Executive Officer Stock Ownership

The following table sets forth information regarding the beneficial ownership of shares of Common Stock of the Company by each director of the Company and by all directors, nominees and executive officers of the Company as a group as of June 1, 2005. Each person named in the table has sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned, except as otherwise set forth in the notes to the table.

SECURITY OWNERSHIP OF DIRECTORS, NOMINEES AND EXECUTIVE OFFICERS
Shares and Percent of Common Stock Beneficially Owned as of June 1, 2005
Name	Position with Company	No. of Shares	Percent
Walter Clark	Chairman of the Board of Directors and Chief Executive Officer	162,922 (1)	6.1%
John J. Gioffre	Vice President-Finance, Chief Financial Officer, Secretary and Treasurer, Director	-	-
William H. Simpson	Executive Vice President, Director	-	-
Claude S. Abernethy, Jr.	Director	-	-
Sam Chesnutt	Director	-	-
Allison T. Clark	Director	-	-
George C. Prill	Director	1,000 (2)	*
Dennis A. Wicker	Director	1,000 (2)	*
J. Bradley Wilson	Nominee	-	-
All directors and executive officers as a group (8 persons)	N/A	164,922(3)	6.2%
__________________________________________

*	Less than one percent.
(1)	Includes 102,000 shares controlled by Mr. Clark as one of the executors of the estate of David Clark.
(2)	Includes 1,000 shares under options granted by the Company.
(3)	Includes an aggregate of 2,000 shares of Common Stock members of such group have the right to acquire within 60 days.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

To the Company’s knowledge, based solely on review of the copies of reports under Section 16(a) of the Securities Exchange Act of 1934 that have been furnished to the Company and written representations that no other reports were required, during the fiscal year ended March 31, 2005 all executive officers, directors and greater than ten-percent beneficial owners have complied with all applicable Section 16(a) filing requirements, except that Mr. Allison Clark was late in filing two reports with respect to two sales of Common Stock in the aggregate amount of 3,222 shares, Mr. Simpson was late in filing a report with respect to his sale of 109 shares, Mr. Abernethy was late in filing a report with respect to his sale of 3,611 shares and Mr. Wicker was late in filing his initial report upon his election as a director and in filing a report with respect to the automatic grant pursuant to the 1998 Plan of an option to purchase 1,000 shares upon his election as a director. During the fiscal year ended March 31, 2005, the Company’s executive officers, directors and greater than ten-percent beneficial owners filed a total of 50 reports under Section 16(a).

COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN

The following graph compares the Company’s cumulative total shareholder return at the end of the five most recent fiscal years, assuming an investment on March 31, 1999 of $100 in Common Stock and reinvestment of all dividends in Common Stock, along with the cumulative total returns determined on the same basis of a broad-based equity market index -- The Center for Research in Securities Prices (CRSP) Total Return Index for the Nasdaq Stock Market (U.S. Companies) -- and a peer index — the CRSP Nasdaq Trucking & Transportation Index.

[Missing Graphic Reference]

	March 31,
	2000	2001	2002	2003	2004	2005
Company	$100.0	$124.7	$106.5	$44.5	$167.2	$566.6
Nasdaq	$100.0	$ 40.0	$ 40.3	$29.6	$ 43.7	$ 44.0
Nasdaq Trucking & Transportation	$100.0	$ 76.7	$106.3	$93.9	$134.8	$164.6

EXECUTIVE COMPENSATION

Compensation Committee Report

The Compensation Committee of the Board of Directors is charged with establishing the compensation paid to the Company’s executive officers and approving incentive compensation awards pursuant to the Company’s incentive compensation programs.

Executive Officer Compensation

The Compensation Committee has historically sought to establish compensation policies that provide appropriate rewards to the Company’s executive officers commensurate with their service with the Company and to provide incentives for superior performance. As described elsewhere in this Proxy Statement, the Company’s executive officers other than the Chief Executive Officer are parties to employment agreements entered into in 1996, which specify an annual salary rate, which may be increased upon annual review by the Compensation Committee, and annual incentive bonus compensation based on the amount of the Company’s consolidated earnings before income taxes and extraordinary items as reported by the Company in its Annual Report on Form 10-K. The Compensation Committee had not made any adjustment in the salary paid to these executive officers for several years, and increased the annual salary of these executive officers by approximately six percent during the fiscal year ended March 31, 2005. The Committee used its subjective evaluation of these executives’ performance and responsibilities, the Company’s overall performance and the Chief Executive Officer’s recommendations in setting the annual salary for these executive officers. The Compensation Committee has not used any compensation consultant in setting executive salaries, or in determining other components of executive compensation, nor does it seek to benchmark the compensation of the Company’s executive officers against compensation paid by other companies to their executives.

The Company has historically provided for an annual cash bonus to its executive officers equal to an established percentage of the Company’s earnings before income taxes and extraordinary items, and the employment agreements for the executive officers other than the Chief Executive Officer provide for annual incentive compensation on that basis. This incentive compensation permits a substantial portion of compensation of these executive officers to be tied directly to the Company’s overall financial performance. Because of the Company’s reported loss for its 2003 fiscal year, no incentive compensation was paid to executive officers for that fiscal year.

The provisions of the Company’s 1998 Plan that permitted equity-based incentive compensation awards to employees have expired. The Committee last made awards under the 1998 Plan in 1999, and no awards to employees under the 1998 Plan remain outstanding.

The Compensation Committee has recommended to the Board of Directors the adoption of the Stock Option Plan to permit the Compensation Committee to again use equity-based incentive compensation awards as part of the overall incentive compensation program for executive officers. Historically, members of senior management of the Company have held personally significant holdings in the Company’s Common Stock, in part as a result of the exercise of options without any accompanying sales transactions. Beginning in June 2005, the trading volume and price of the Company’s Common Stock increased dramatically, providing an opportunity for senior management of the Company to realize value on equity-based compensation awards that had been made many years before. As a result of management realizing value on their share holdings during the fiscal year ended March 31, 2005, the Committee believes that a new equity-based incentive plan would be an appropriate component of incentive compensation to continue to motivate management and further align the interests of management with the interests of the stockholders.

Compensation of Chief Executive Officer

The Committee established Mr. Walter Clark’s annual salary at $120,000 in January 1998 and continued that salary rate until the fourth quarter of the fiscal year ended March 31, 2002 when Mr. Clark unilaterally reduced his annual salary to $96,000. During the fiscal year ended March 31, 2005, the Compensation Committee increased Mr. Clark’s annual salary to $200,000. In setting Mr. Clark’s salary in 1998, the Committee deferred in part to Mr. Clark’s request that his compensation be kept relatively low and acceded to his request in subsequent years to keep his salary at a level below what the Committee believed to be appropriate. For fiscal 2005, the Compensation Committee had authorized incentive compensation to Mr. Clark in an amount equal to two percent of the Company’s earnings before income taxes and extraordinary items. The Company has historically paid its chief executive officer incentive compensation based on this formula, and the Compensation Committee continues to believe that this incentive compensation program appropriately aligns the interests of the chief executive officer with the stockholders’ interests. In the second quarter of the fiscal year ended March 31, 2005, Mr. Clark advised the Committee that, in light of proceeds from his personal sales of shares of Common Stock, he would waive his right to receive an incentive compensation payment for fiscal 2005. Had he not unilaterally waived this payment, Mr. Clark would have received an incentive compensation payment of $75,780 for fiscal 2005.

In setting Mr. Clark’s annual salary at $200,000 and authorizing his annual incentive compensation award, the Compensation Committee used its subjective evaluation of Mr. Clark’s performance and responsibilities and the Company’s overall performance. The Compensation Committee did not use a compensation consultant in establishing this salary, or in determining any component of Mr. Clark’s compensation. The Compensation Committee does not seek to benchmark Mr. Clark’s compensation against compensation paid by other companies to their chief executive officers.

Tax Considerations

The Committee believes it is appropriate to take into account the tax consequences of employee benefits design and the award of executive compensation as a way of balancing the interests of the Company with those of participants in the Company’s plans. With regard to executive compensation, Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public companies for compensation in excess of $1 million paid to the Company’s chief executive officer or any of the four most highly compensated executive officers. Certain compensation is specifically exempt from the deduction limit to the extent that it does not exceed $1 million during any fiscal year or is “performance based” as defined in Section 162(m). Although the current cash compensation levels of the Company’s executives remain well below the $1 million limit, the Committee believes that it is generally desirable to structure executive compensation with a view toward permitting the Company to deduct the full amount of the compensation. The Committee believes that the outstanding stock options under the 1998 Plan and the fiscal 2005 annual incentive cash compensation payments based on the Company’s consolidated earnings before income taxes and extraordinary items qualify as performance-based compensation for tax deductibility under Section 162(m).

Compensation Committee
Claude S. Abernethy, Jr.	Sam Chesnutt	George C. Prill

Executive Compensation Tables

The following table sets forth a summary of the compensation paid during each of the three most recent fiscal years to the Company’s Chief Executive Officer and to the other executive officers on March 31, 2005 with total compensation of $100,000 or more.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Annual Compensation Salary ($)(1) Bonus ($)(2)		All Other Compensation ($) (3)

Walter Clark	2005	175,599	-	4,345
Chief Executive Officer	2004	106,319	66,420	3,024
	2003	105,001	-	3,336

John J. Gioffre	2005	133,590	56,835	4,735
Vice President	2004	127,027	49,815	3,600
	2003	126,767	-	3,636

William H. Simpson	2005	206,021	75,780	4,900
Executive Vice President	2004	199,761	66,420	6,501
	2003	199,705	-	3,756

___________________________

(1)	Includes $6,000 in annual director fees in 2005, 2004 and 2003 and perquisites in aggregate amount no greater than ten percent of the officer’s base salary plus bonus.
(2)
Pursuant to their employment agreements, Messrs. Gioffre and Simpson are entitled to receive incentive compensation equal to one and one-half percent (1.5%) and two percent (2%), respectively, of the earnings before income taxes or extraordinary items reported each year by the Company in its Annual Report on Form 10-K. Mr. Clark has been awarded incentive compensation on the same terms as Mr. Simpson, but waived receipt of incentive compensation for fiscal 2005.

(3)	Matching contributions made under the Air T, Inc. 401(k) Retirement Plan.

The following table sets forth information regarding options exercised by the executive officers during the fiscal year ended March 31, 2005 At March 31, 2005, the executive officers did not hold any unexercised options to purchase shares of Common Stock.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
FISCAL YEAR-END OPTION VALUES

Name	Shares Acquired on Exercise (#)	Value Realized ($)(1)

Walter Clark	50,000	1,280,000

John J. Gioffre	-	-

William H. Simpson	9,000	88,740
___________________________

(1)    Value realized is determined by multiplying the number of shares acquired upon exercise of the option by the difference of the closing price per share of the Common Stock on the date of exercise, as reported by the Nasdaq Small Cap Market, minus the exercise price per share and may not represent an actual cash amount received by the executive officer. The exercise price per share for the options was $3.19 and the closing price per share on the date of exercise was $28.79 for Mr. Clark and $13.05 for Mr. Simpson. As of the date of this proxy statement, Mr. Clark continues to hold the 50,000 shares acquired upon exercise of these options.

Employment Agreements

Chief Executive Officer

    On July 8, 2005, the Company entered into an employment agreement with Walter Clark to provide for his continued employment as the Company’s Chief Executive Officer. The agreement has an initial term of two years and renews for successive additional one-year periods on each anniversary of the date of the agreement unless either the Company or Mr. Clark gives notice of non-renewal within 90 days prior to that anniversary date. The agreement provides for an annual base salary of $200,000, subject to increases as subsequently determined by the Company’s Board of Directors or its Compensation Committee. In addition, the agreement provides for annual bonus compensation equal to 2% of the Company’s consolidated earnings before income taxes and extraordinary items as reported by the Company in its Annual Report on Form 10-K. Payment of this bonus is to be made within 15 days after the Company files its Annual Report on Form 10-K with the Securities and Exchange Commission. Under the agreement, Mr. Clark is entitled to participate in the Company’s general employee benefit plans, to receive four weeks of vacation per year and to use corporate passenger aircraft for personal use, with the requirement that he reimburse the Company for its costs in connection with his personal use of the aircraft to the extent those costs exceed $50,000 in any fiscal year.

    The agreement provides that the Company may terminate Mr. Clark’s employment at any time and for any reason. However, if the Company terminates Mr. Clark’s employment other than for “disability” or “cause,” both as defined in the agreement, the Company is obligated to continue to pay Mr. Clark his then-current base salary for a period of two and one-half years, or at its election the Company can pay this amount in one lump-sum payment at the net present value of those payments, calculated by assuming an 8% discount rate. In addition, during that two and one-half year period the Company must continue to provide to Mr. Clark all health and welfare benefits as existed on the date of termination of Mr. Clark’s employment or, in the event that continuation of health benefits are not permitted under the Company’s health insurance policies, to pay for COBRA health insurance coverage. Mr. Clark is entitled to terminate his employment under the agreement at any time and for any reason. However, following a “change in control” of the Company, as defined in the agreement, if Mr. Clark terminates his employment for “good reason,” which is defined in the agreement and includes a substantial reduction in responsibilities, relocation, increased travel requirements and adverse changes in annual or long-term incentive compensation plans, he is entitled to receive the same base salary payments and continued health and welfare benefits as described above. The agreement provides that these base salary payments and continued health and welfare benefits are Mr. Clark’s sole remedy in connection with a termination of his employment.

    The agreement also includes provisions obligating Mr. Clark to keep confidential the confidential information of the Company and its customers, to refrain from competing against the Company and from soliciting Company employees for period of one year after termination of his employment, and to assign to the Company inventions he may develop during the course of his employment.

Other Executive Officers

Effective January 1, 1996, the Company and each of its subsidiaries entered into employment agreements with John J. Gioffre and William H. Simpson, each of substantially similar form. Each of these employment agreements provides for an annual base salary, which may be increased upon annual review by the Compensation Committee of the Company’s Board of Directors. In addition, each of these agreements provides for the payment of annual incentive bonus compensation equal to a percentage (1.5% and 2.0% for Messrs. Gioffre and Simpson, respectively) of the Company’s consolidated earnings before income taxes and extraordinary items as reported by the Company in its Annual Report on Form 10-K. Payment of this bonus is to be made within 15 days after the Company files its Annual Report on Form 10-K with the Securities and Exchange Commission. These employment agreements provide for limited perquisites, which consist of a $4,800 per year automobile allowance and participation in the Company’s general employee benefit plans.

    The initial term of each of these employment agreements expired on March 31, 1999, and the term is automatically extended for additional one-year terms unless the executive officer or the Company’s Board of Directors gives notice to terminate automatic extensions, which must be given by December 1 of each year (commencing with December 1, 1996).

    These employment agreements provide that upon the respective executive officer’s retirement, he shall be entitled to receive an annual benefit ($75,000 for Mr. Simpson and $60,000 for Mr. Gioffre), reduced by three percent for each full year that the termination of his employment precedes the date he reaches age 65. The retirement benefits under such agreements may be paid at the executive officer’s election in the form of a single life annuity or a joint and survivor annuity or a life annuity with a ten-year period certain. In addition, the executive officer may elect to receive the entire retirement benefit in a lump sum payment equal to the present value of the benefit based on standard insurance annuity mortality tables and an interest rate equal to the 90-day average of the yield on ten-year U.S. Treasury Notes.

    These employment agreements provide that retirement benefits shall be paid commencing on the executive officer’s 65th birthday, provided that the executive officer may elect to receive benefits on the later of his 62nd birthday, in which case benefits will be reduced as described above, or the date on which his employment terminates, provided that notice of his termination of employment is given at least one year prior to the termination of employment. Any retirement benefits due under the employment agreement shall be offset by any other retirement benefits that the executive officer receives under any plan maintained by the Company. In the event the executive officer becomes totally disabled prior to retirement, he will be entitled to receive retirement benefits calculated as described above.

    In the event of the executive officer’s death before retirement, the agreement provides that the Company shall be required to pay an annual death benefit to such officer’s estate equal to the single life annuity benefit the executive officer would have received if he had terminated employment on the later of his 65th birthday or the date of his death, payable over ten years; provided that the amount would be reduced by five percent for each year the executive officer’s death occurs prior to age 65, but in no event more than 50 percent.

    Each of these employment agreements provides that if the Company terminates the executive officer’s employment other than for “cause” (as defined in the agreement), the executive officer would be entitled to receive a lump sum cash payment equal to the amount of base salary payable for the remaining term of the agreement (at the then current rate) plus one-half of the maximum incentive bonus compensation that would be payable if the executive officer continued employment through the date of the expiration of the agreement(assuming for such purposes that the amount of incentive bonus compensation would be the same in each of the years remaining under the agreement as was paid for the most recent year prior to termination of employment). Each of these agreements further provides that if any payment on termination of employment would not be deductible by the Company under Section 280G(b)(2) of the Internal Revenue Code, the amount of such payment would be reduced to the largest amount that would be fully deductible by the Company.

CERTAIN TRANSACTIONS

Contractual death benefits for the Company’s former Chairman and Chief Executive Officer, David Clark, who passed away on April 18, 1997 are payable by the Company to his estate in the amount of $75,000 per year for 10 years. Walter Clark and Allison Clark are beneficiaries of the estate of David Clark, and Walter Clark is also a co-executor of the estate.

The Company leases its corporate and operating facilities at the Little Mountain, North Carolina airport from Little Mountain Airport Associates, Inc. (“Airport Associates”), a corporation whose stock is owned by William H. Simpson, John J. Gioffre, the estate of David Clark, three unaffiliated third parties and a former executive officer of the Company. On May 31, 2001, the Company renewed its lease for this facility, scheduled to expire on that date, for an additional five-year term, and adjusted the rent to account for increases in the consumer price index. Upon the renewal, the monthly rental payment was increased from $8,073 to $9,155. The Company paid aggregate rental payments of $135,060 to Airport Associates pursuant to such lease during the fiscal year ended March 31, 2005. Since May 2003, the Company has leased additional office space from Airport Associates under terms similar to the above lease at a monthly rental payment of $2,100. The Company believes that the terms of such leases are no less favorable to the Company than would be available from an independent third party.

PROPOSAL 2 -- RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

The Board of Directors recommends that the stockholders ratify the appointment of Dixon Hughes PLLC to serve as the independent registered public accountants for the Company and its subsidiary corporations for the fiscal year ending March 31, 2006. If the stockholders do not ratify this appointment, the Audit Committee will consider other independent registered public accountants.

Dixon Hughes PLLC has served as the independent registered public accountants for the Company since November 17, 2004. Prior to the engagement of Dixon Hughes PLLC as the Company’s independent registered public accountants, Deloitte & Touche LLP had served in this capacity. On November 10, 2004, the Audit Committee of the Board of Directors of the Company decided to no longer engage, and thus on that date dismissed, Deloitte & Touche LLP as the Company's independent registered public accountants and to engage Dixon Hughes PLLC as the Company's independent registered public accountants to audit the financial statements of the Company for the fiscal year ending March 31, 2005. The audit reports of Deloitte & Touche LLP on the financial statements of the Company for the fiscal years ended March 31, 2004 and March 31, 2003 contained no adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles. In connection with the audits of the financial statements of the Company for the fiscal years ended March 31, 2004 and March 31, 2003 and through the date of dismissal, the Company had no disagreement with Deloitte & Touche LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of Deloitte & Touche LLP, would have caused them to make reference to such disagreement in their reports for such periods; and there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K of the Securities and Exchange Commission.

Representatives of Dixon Hughes PLLC are expected to be present at the annual meeting and will have an opportunity to make a statement and will be available to respond to appropriate questions.

The Board of Directors recommends a vote “FOR” the proposal to ratify the selection of Dixon Hughes PLLC as independent registered public accountants for the fiscal year ending March 31, 2006 (Item 2 on the enclosed proxy card).

Report of the Audit Committee

The Audit Committee reviews the Company’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process. The Company’s independent registered public accountants are responsible for expressing an opinion on the conformity of the Company’s audited financial statements to generally accepted accounting principles.

In this context, the Audit Committee has reviewed and discussed with management and the independent registered public accountants the audited financial statements as of and for the year ended March 31, 2005. The Audit Committee has discussed with the independent registered public accountants the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees). In addition, the Audit Committee has received from the independent registered public accountants the written disclosures and letter required by Independence Standards Board No. 1 (Independence Discussions with Audit Committees) and discussed with them their independence from the Company and its management. The Audit Committee also has considered whether the independent registered public accountants provision of non-audit services to the Company is compatible with their independence.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended March 31, 2005 for filing with the Securities and Exchange Commission.

Audit Committee

Claude S. Abernethy, Jr.	Sam Chesnutt	George C. Prill

Audit Committee Pre-approval of Auditor Engagements

It is the policy of the Audit Committee that all audit and permitted non-audit services provided to the Company by its independent registered public accountants are approved by the Audit Committee in advance. In addition, it is the Company’s practice that all invoices subsequently submitted by its independent registered public accountants are provided to the Chairman of the Audit Committee prior to payment.

Audit Fees

The following table sets forth the aggregate fees billed to the Company by its independent registered public accountants for fiscal year 2004 and fiscal year 2005 for audit services, the review of the financial statements included in quarterly reports on Form 10-Q during those years and the services that are normally provided by them in connection with statutory and regulatory filings:

2004 — $176,000	2005 — $258,012(1)
__________________________

(1)	Of this amount, $224,012 was billed by Deloitte & Touche LLP and $34,000 was billed by Dixon Hughes PLLC.

Audit-related Fees

The following table sets forth the aggregate fees billed to the Company by its independent registered public accountants for fiscal year 2004 and 2004 for assurance and related services, other than those described above under “-Audit Fees,” that are reasonably related to the performance of the audit or review of our financial statements:

2004 — $35,903	2005 — $43,233(1)
__________________________

(1)	Of this amount, $39,233 was billed by Deloitte & Touche LLP and $4,000 was billed by Dixon Hughes PLLC.

Audit-related fees in fiscal 2004 and 2005 included fees associated with the audit of the Company’s employee benefit plan and accounting consultations regarding various compliance requirements, including the Sarbanes-Oxley Act of 2002.

Tax Fees

In fiscal 2004 and 2005, fees billed to the Company by its independent registered public accountants for tax compliance, tax advice and tax planning services were as follows:

2004 — $52,135	2005 — $72,928(1)
__________________________

(1)	Of this amount, $64,928 was billed by Deloitte & Touche LLP and $8,000 was billed by Dixon Hughes PLLC.

Tax related fees in fiscal 2005 were primarily related to preparation of year-end tax returns and consulting and advisory matters. Fees for tax consulting and advisory services, included in these amounts, totaled $20,413 in fiscal 2005 and $8,910 in fiscal 2004 and were related to tax consultation services associated with various state and international tax matters.

All Other Fees

Of all the fees reported above, none were approved pursuant to the de minimis exception to the audit committee pre-approval requirements specified in Rule 2-01(c)(7)(i)(C) of Regulation S-X.

PROPOSAL 3 - APPROVAL OF AIR T, INC. 2005 EQUITY INCENTIVE PLAN

On July 29, 2005, the Board of Directors adopted the Proposed Equity Incentive Plan, subject to stockholder approval at the annual meeting of stockholders to be held on September 28, 2005. The Company’s 1998 Omnibus Securities Award Plan, approved by the stockholders in 1998, is the only existing Company plan that provides for any equity based awards. The only awards that may be made under the 1998 Plan are awards of options to purchase 1,000 shares of Common Stock granted to newly elected non-employee directors upon joining the Board of Directors and options that may be awarded to non-employee directors electing to defer receipt of compensation for service on the Board of Directors. The last awards to employees under the 1998 Plan were made in 1999, and the provisions of the 1998 Plan permitting awards of options and other equity-based incentive awards to employees expired in August 2001, although the number of remaining shares authorized to be issued under the 1998 Plan is 273,333. Upon stockholder approval of the Proposed Equity Incentive Plan, the 1998 Plan will be terminated effective as of the beginning of the annual meeting, although it will continue to govern outstanding awards. As of the date of this proxy statement the only outstanding awards under the 1998 Plan are options to acquire 2,000 shares, which options are held by non-employee directors, and the only awards that may be made under the 1998 Plan before the stockholder vote to approve the Proposed Equity Incentive Plan at the 2005 annual meeting of stockholders are automatic awards of options to purchase 1,000 shares of Common Stock to any non-employee director first elected to the Board of Directors at that meeting which options would only be awarded if the stockholders failed to approve the Proposed Equity Incentive Plan.

The Proposed Equity Incentive Plan provides for awards of options, whether nonqualified or incentive, and stock appreciation rights to employees of the Company and for the automatic award to members of the Board of Directors elected to the Board of Directors after the 2005 annual meeting of stockholders, and to members first elected to the Board of Directors thereafter, of options to purchase 2,500 shares of common stock upon joining the Board. No awards may be made prior to stockholder approval of the Proposed Equity Incentive Plan. A copy of the Proposed Equity Incentive Plan is attached to this proxy statement as Appendix C and the following summary is qualified in its entirety by reference to the text of the Proposed Equity Incentive Plan.

The Board of Directors recommends a vote “FOR” the proposal to approve the Proposed Equity Incentive Plan (Item 3 on the enclosed proxy card).

Purpose of Plan

The Proposed Equity Incentive Plan is intended to promote the interests of the Company by enhancing alignment of the interests of participating employees with the interests of the Company’s stockholders by rewarding these key employees for improving the Company’s financial performance in a manner that is consistent with the creation of increased stockholder value and by permitting the Company to use equity-based awards to attract, motivate and retain employees and attract and retain non-employee directors.

Shares Available for Issuance

An aggregate of 250,000 shares of Common Stock are authorized for issuance under the Proposed Equity Incentive Plan. Of that amount, no more than 40,000 shares of Common Stock may be awarded to non-employee directors. This number and the aggregate number are subject to adjustment for stock splits, stock dividends, and selected other types of recapitalizations, including mergers. In calculating the maximum number of shares of Common Stock issuable under the Proposed Equity Incentive Plan, the following rules apply:

•	shares issued as a result of the exercise of stock options or stock appreciation rights will reduce the number of shares issuable;

•	shares subject to a stock option or stock appreciation right terminated without the issuance of common stock will again be available for issuance; and

•	shares received by the Company in connection with the exercise of stock options or the payment of withholding taxes will again be available for issuance.

Term of the Plan

Plan awards may be made so long as authorized shares are available for issuance under the Proposed Equity Incentive Plan, but not later than July 29, 2015.

Administration and Participants

The Compensation Committee of the Board of Directors will administer the Proposed Equity Incentive Plan. The Committee will be authorized to adopt, alter and repeal rules, guidelines and practices for administering the plan and to interpret the terms of the Proposed Equity Incentive Plan and of individual award agreements under the Proposed Equity Incentive Plan. The Compensation Committee may allocate all or any portion of its responsibilities and powers under the Proposed Equity Incentive Plan to any one or more of its members and may delegate all or any part of its responsibilities and powers under the Proposed Equity Incentive Plan to any person or persons selected by it. However, the Proposed Equity Incentive Plan provides that only the Compensation Committee may make awards to employees who are executive officers of the Company.

The Compensation Committee is authorized to select the employees of the Company and its subsidiaries who will be eligible to receive awards under the Proposed Equity Incentive Plan. However, awards of options to non-employee directors will be automatic and will not require any action by the Compensation Committee.

Awards

The Compensation Committee may grant awards to employees under the Proposed Equity Incentive Plan in the form of stock options, stock appreciation rights or a combination of stock options and stock appreciation rights. The Company and its subsidiaries have approximately 420 full-time and full-time-equivalent employees, although less than all of them may be selected to receive awards under the Proposed Equity Incentive Plan. Awards of options may be made as qualified incentive stock options under Section 422 of the Internal Revenue Code of 1986, as amended (the “Tax Code”), or as non-qualified stock options under the Tax Code. No more than 225,000 shares of Common Stock may be issued in respect of options intended to qualify as incentive stock options. The maximum number of shares for which options may be granted under the Proposed Equity Incentive Plan to any one employee for a calendar year is 50,000 shares of Common Stock. All awards under the Proposed Equity Incentive Plan are intended to qualify to the extent possible for exemption from the short-swing profit rules of Section 16 under the Securities Exchange Act of 1934.

Options to Employees

The Proposed Equity Incentive Plan permits the Compensation Committee to award options intended to qualify as incentive stock options under the Tax Code, as well as options that are not intended to qualify as incentive stock options. All stock options awarded under the Proposed Equity Incentive Plan must have an exercise price per share at least equal to the fair market value of a share of Common Stock on the date the options are granted. Options shall be exercisable at the times and in accordance with the procedures established by the Committee and set forth in the documents evidencing the option awards. Unless otherwise determined by the Committee upon making an award, options will not be immediately exercisable and shall become exercisable with respect to (i) one-third (1/3) of the shares of Common Stock covered by the award beginning on the first anniversary of the date of the award, (ii) an additional one-third (1/3) of the shares of Common Stock covered by the award beginning on the second anniversary of the date of the award and (iii) the remaining one-third (1/3) of the shares of Common Stock covered by the award beginning on the third anniversary of the date of the award. Under the Proposed Equity Incentive Plan, the Compensation Committee may determine the term of options awarded to employees up to a term of ten years and unless the Compensation Committee specifically establishes a shorter term, the term of the options will be ten years.

Options to Non-employee Directors

The Proposed Equity Incentive Plan provides for the award to a non-employee director elected at the 2005 annual meeting of stockholders, and any non-employee director first elected to the Board of Directors thereafter, of options to purchase 2,500 shares of Common Stock at an exercise price per share equal to the fair market value of a share of Common Stock on the date of such election. A non-employee director appointed by the Board of Directors to fill a vacancy shall be automatically awarded such options only upon the director’s first subsequent election by the Company’s stockholders. The options will not be exercisable for the first year and will be forfeited if the director ceases to serve on the Board of Directors during that one-year period, although the options will not be forfeited and will become immediately exercisable if the director ceases to serve on the Board of Directors as a result of death, disability or retirement. The options expire if they are not exercised within ten years of the date of the award.

Exercise of Options

The exercise price of any option may be paid in cash, by certified, bank or cashier’s check or in such other manner as is permitted by the Compensation Committee. In addition, so long as the Common Stock continues to be registered under the Securities Exchange Act of 1934, as amended, the exercise price may be paid in shares of Common Stock held for the requisite period necessary to avoid a charge to the Company’s earnings for financial reporting purposes and valued at their fair market value on the exercise date or through a special sale and remittance procedure pursuant to which the participant may to elect to pay the option price upon the exercise of a stock option by authorizing a third party to sell shares of Common Stock (or a sufficient portion of the shares) acquired upon exercise of the option and remit to the Company a sufficient portion of the sale proceeds to pay the entire option price and any tax withholding resulting from such exercise.

Stock Appreciation Rights

Under the Proposed Equity Incentive Plan, the Compensation Committee may, either alone or in connection with the grant of another award, grant stock appreciation rights, the terms of which will be set forth in an award agreement. An award of a stock appreciation right entitles the recipient to receive, in Common Stock or, to the extent that a cash payment would be in compliance with Section 409A of the Tax Code, cash, value equal to (or otherwise based on) the excess of the fair market value of a specified number of shares of Common Stock on the date of exercise over the exercise price for such shares established by the Compensation Committee in awarding the stock appreciation right. The exercise price per share of a stock appreciation right may be no less than the fair market value of a share of Common Stock on the date of the award. The Compensation Committee may elect to purchase any outstanding stock appreciation rights, for cash or shares of Common Stock, for an amount per share equal to the excess of the then fair market value of a share of Common Stock over the exercise price per share.

Change of Control

The Proposed Equity Incentive Plan provides that upon a transaction resulting in a change of control of the Company, unless otherwise determined by the Compensation Committee in its sole discretion:

•	immediately prior to the consummation of the change-of-control transaction, all outstanding options and stock appreciation rights will become fully exercisable;

•	in a change-of-control transaction in which the Company is not the surviving entity, all outstanding options and stock appreciation rights, to the extent not exercised, will terminate and cease to be outstanding, except to the extent expressly assumed by the successor entity (or its parent entity); and

•	in a change-of-control transaction in which the Company is the surviving entity, all awards will remain outstanding in full force and effect on the same terms and conditions.

The Proposed Equity Incentive Plan defines a “change of control” as the occurrence of any of the following events:

•	a majority of the Board of Directors ceases to consist of a combination of incumbent directors and directors whose election or nomination was approved by at least a majority of the incumbent directors then on the Board of Directors;

•	any person becomes a beneficial owner of the Company securities representing 30% or more of the combined voting power of the Company’s outstanding voting securities, subject to exceptions described in the Proposed Equity Incentive Plan;

•	the consummation of a merger or sale of all or substantially all of the Company’s assets, subject to exemptions described in the Proposed Equity Incentive Plan; or

•	the complete liquidation or dissolution of the Company.

Repricing Prohibited

The Proposed Equity Incentive Plan expressly prohibits the repricing of outstanding options and stock appreciation rights, including through the exchange of a new lower-priced option or stock appreciation right for an outstanding higher-priced option or stock appreciation right. However, the Committee may adjust the exercise price of outstanding options and stock appreciation rights for stock splits, stock dividends, and selected other types of recapitalizations, including mergers.

Termination of Employment or Service

The Compensation Committee will determine the consequences to awards under the Proposed Equity Incentive Plan of a participant’s death, disability, retirement or other termination of employment or service. These consequences will be set forth in the individual award agreements or as the Compensation Committee may otherwise determine.

Transferability of Awards

A participant may transfer options and stock appreciation rights awarded under the Proposed Equity Incentive Plan by will or the laws of descent and distribution. In addition, at the discretion of the Compensation Committee, a participant may transfer options and stock appreciation rights by gift or other transfer other than for value to any of the following:

•	one or more members of the participant’s immediate family;

•	a trust in which either the participant or the participant’s family members have more than 50% of the beneficial interest; or

•	an entity in which the participant or participant’s family members own more than 50% of the voting interests.

The terms applicable to the assigned awards will be the same as those in effect for such award immediately prior to the assignment.

Amendment and Termination of Plan

The Board of Directors may suspend or terminate the Proposed Equity Incentive Plan without notice. The Compensation Committee may also amend the Incentive Plan, but may not, without shareholder approval, adopt any amendment that would require approval of the stockholders pursuant to Section 162(m) of the Tax Code or the rules of the national securities exchange or inter-dealer quotation system on which the Common Stock is then traded. In addition, no amendment may be made to the provisions providing for the automatic awards of options to newly elected non-employee directors more often than every six months except as is necessary to comply with the Tax Code.

Certain Federal Income Tax Consequences

Certain tax consequences of the Proposed Equity Incentive Plan under current federal law are summarized in the following discussion. This discussion deals with the general tax principles applicable to the Proposed Equity Incentive Plan and is intended for general information only. Alternative minimum tax and state and local income taxes are not discussed and may vary depending on individual circumstances and from locality to locality.

For federal income tax purposes, a recipient of stock options and stock appreciation rights granted under the Proposed Equity Incentive Plan does not have taxable income upon the grant of the option or stock appreciation right, nor is the Company then entitled to any deduction. Generally, upon exercise of options or stock appreciation rights, the participant realizes ordinary income, and the Company is entitled to take a deduction, in an amount equal to the difference between the exercise price and the fair market value of the shares of Common Stock on the date of exercise. The participant’s basis for the stock received upon exercise for purposes of determining gain or loss on his or her subsequent disposition of the shares generally will be the fair market value of the shares of Common Stock on the date of exercise.

An individual granted an incentive stock option will not generally recognize taxable income at the time of grant or, subject to certain conditions, at the time of exercise, although he or she may be subject to alternative minimum tax. In general, if a disqualifying disposition should occur (i.e., the shares acquired upon exercise of the option are disposed of prior to the later of two years from the date of grant or one year from the date of exercise), a participant will generally recognize ordinary compensation income in the year of disposition in an amount equal to the excess, if any, of the fair market value of the option shares at the time of exercise (or, if less, the amount realized on disposition), over the exercise price thereof. The Company will not be entitled to any deduction on account of the grant of the incentive stock options or the participant’s exercise of the option to acquire common stock. However, in the event of a subsequent disqualifying disposition of such shares of Common Stock acquired pursuant to the exercise of an incentive stock option under circumstances resulting in taxable compensation to the participant, subject to the limitations of Section 162(m) of the Tax Code, the Company generally should be entitled to a tax deduction equal to the amount treated as taxable compensation to the participant.

Under Section 162(m) of the Tax Code, income tax deductions of publicly-traded companies may be limited to the extent total compensation (including base salary, annual bonus, stock option exercises and non-qualified benefits) for certain executive officers exceeds $1 million (less the amount of any “excess parachute payments” as defined in Section 280G of the Tax Code) in any one year. It is the Company’s policy generally to design its compensation programs to conform to Section 162(m) so that total compensation paid to any employee will not exceed $1 million in any one year, except for compensation payments in excess of $1 million that qualify as “performance-based.” Awards of stock options and stock appreciation rights under the Proposed Equity Incentive Plan are intended to qualify as performance-based compensation under Section 162(m). The Company also intends to comply with other requirements of the performance-based compensation exclusion under Section 162(m), including option pricing requirements and requirements governing the administration of the Incentive Plan, and therefore expects that compensation paid to top executives through option awards and stock appreciation rights under the Proposed Equity Incentive Plan will be deductible.

New Plan Benefits

The Compensation Committee has not yet made determinations as to which eligible participants will be granted awards under the Proposed Equity Incentive Plan in the future. Consequently, the benefits and/or the amounts payable under the Proposed Equity Incentive Plan that may be received by each of our executive officers named in the Summary Compensation Table set forth in this document under the heading “Executive Compensation—Executive Compensation Tables,” by our executive officers as a group, and by our employees who are not executive officers as a group, are not currently determinable. If the Proposed Equity Incentive Plan is approved by the stockholders at the 2005 annual meeting, the amount of options to be granted to non-employee directors is determinable assuming the election of all nominees set forth in this Proxy Statement. The following table sets forth the aggregate number of options that would be awarded to the non-employee directors as a group under the Proposed Equity Incentive Plan assuming the election of all such nominees at the 2005 annual meeting.

NEW PLAN BENEFITS 2005 Air T, Inc. Equity Incentive Plan
Number of Units
Non-Executive Director Group	15,000

Securities Authorized for Issuance under Other Equity Compensation Plans

The table below contains information about the Company’s compensation plans as of March 31, 2005 under which equity securities are authorized for issuance. The table does not include information with respect to the Proposed Equity Incentive Plan.

EQUITY COMPENSATION PLAN INFORMATION
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities listed in first column)
Equity compensation plans approved by security holders	2,000	$17.57	273,333
Equity compensation plans not approved by security holders	None	N/A	N/A

Registration with the SEC

If the Proposed Equity Incentive Plan is approved by the stockholders, the Company intends promptly to file a registration statement covering the offering of the shares under the Proposed Equity Incentive Plan with the SEC pursuant to the Securities Act of 1933, as amended.

ADDITIONAL INFORMATION

THE COMPANY WILL FURNISH WITHOUT CHARGE TO EACH STOCKHOLDER OF THE COMPANY, AND TO EACH PERSON REPRESENTING THAT AS OF THE RECORD DATE FOR THE MEETING HE OR SHE WAS A BENEFICIAL OWNER OF SHARES ENTITLED TO BE VOTED AT THE MEETING, IF SOLICITED BY WRITTEN REQUEST, A COPY OF THE COMPANY’S 2004 ANNUAL REPORT ON FORM 10-K TO THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING THE FINANCIAL STATEMENTS. SUCH WRITTEN REQUESTS SHOULD BE DIRECTED TO AIR T, INC., 3524 AIRPORT ROAD, MAIDEN, NORTH CAROLINA 28650, ATTENTION: MR. JOHN J. GIOFFRE, SECRETARY.

STOCKHOLDER COMMUNICATIONS

The Board of Directors has established a process for stockholders and other interested parties to communicate with the Board of Directors or a particular director. Such individual may send a letter to Air T, Inc., Attention: Corporate Secretary, 3524 Airport Road, Maiden, North Carolina 28650. The mailing envelope should contain a clear notation indicating that the enclosed letter is a “Board Communication” or “Director Communication.” All such letters should state whether the intended recipients are all members of the Board or just certain specified individual directors. The Secretary of the Company will circulate the communications (with the exception of commercial solicitations) to the appropriate director or directors. Communications marked “Confidential” will be forwarded unopened.

STOCKHOLDER PROPOSALS AND NOMINATIONS FOR 2006 MEETING

Proposals by stockholders for nominations for directors or other matters intended to be presented at the 2006 annual meeting of stockholders must be received by the Company’s Corporate Secretary no later than April 12, 2006 in order to be included in the proxy statement and on the proxy card that will be solicited by the Board of Directors in connection with that meeting. The inclusion of any proposal will be subject to applicable rules of the SEC. In addition, the Company’s bylaws establish an advance notice requirement for any proposal of business to be considered at an annual meeting of stockholders, including the nomination of any person for election as director. In general, written notice must be received by the Company’s Corporate Secretary at the Company’s principal executive office, 3524 Airport Road, Maiden, North Carolina 28650, not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting and must contain specified information concerning the matter to be brought before such meeting and concerning the stockholder proposing such a matter. Accordingly, to be considered at the 2006 annual meeting of stockholders, proposals must be received by the Corporate Secretary no earlier than May 31, 2006 and no later than June 30, 2006. Any waiver by the Company of these requirements with respect to the submission of a particular stockholder proposal shall not constitute a waiver with respect to the submission of any other stockholder proposal nor shall it obligate the Company to waive these requirements with respect to future submissions of the stockholder proposal or any other stockholder proposal. Any stockholder desiring a copy of the Company’s bylaws will be furnished one without charge upon written request to the Corporate Secretary at 3524 Airport Road, Maiden, North Carolina 28650.

Individuals appointed as proxies in connection with the annual meeting of stockholders to be held in 2006 will have discretion to vote on any proposal presented at the meeting by a stockholder unless the stockholder gives the Company written notice of the proposal no later than June 30, 2006.

OTHER MATTERS

The Board of Directors knows of no other matters that may be presented at the meeting.

AIR T, INC.

August 15, 2005

Annex A

[Missing Graphic Reference]

AIR T, INC.

AUDIT COMMITTEE CHARTER
(RESTATED)

There shall be a committee of the Board of Directors to be known as the audit committee.

Role and independence

The audit committee of the board of directors assists the board in fulfilling its responsibility for oversight of:

(1)	the quality and integrity of the accounting, auditing and reporting practices of the corporation;
(2)	the audits of the corporation’s financial statements and the independent auditor’s qualifications, independence and performance;
(3)	the corporation’s systems of internal control over financial reporting;
(4)	the corporation’s compliance with legal and regulatory requirements;
(5)	the performance of the corporation’s internal audit function;
and such other duties as directed by the board. The membership of the committee shall consist of at least three directors who are generally knowledgeable in financial and auditing matters, and including at least one member who is an “audit committee financial expert” under Securities Exchange Commission regulations if one or more members of the board would qualify as an “audit committee financial expert” and would be eligible to serve on the audit committee. Each member shall be free of any relationship that, in the opinion of the board, would interfere with his or her individual exercise of independent judgment and shall meet the independence requirements of the NASDAQ Stock Market applicable to membership on the audit committee.

The committee is expected to maintain free and open communication (including regular private executive sessions) with the independent auditor, the internal auditors and the management of the corporation and to provide each group with full access to the committee (and the board) to report on any and all appropriate matters. In discharging its oversight role, the committee is empowered to investigate any matter brought to its attention, with full power to retain outside counsel or other experts for this purpose and to have the corporation pay all reasonable fees of such advisors.

Responsibilities

The audit committee’s primary responsibilities include:

•	Selecting and retaining the independent accounting firm that audits the financial statements of the corporation and approving the scope of the proposed audit for each fiscal year and the fees and other compensation to be paid therefor. In so doing, the committee will discuss and consider the auditor’s written affirmation that the auditor is in fact independent and the nature and rigor of the audit process and receive and review all reports from management and the current auditor relevant to these determinations.

•	Reviewing and periodically discussing with the independent auditor all significant relationships the firm and members of the engagement team have with the corporation and others that may affect the auditor’s independence.

•	Preapproving all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for the corporation by its independent auditor, subject to such exceptions for non-audit services as permitted by applicable laws and regulations. The committee may form and delegate authority to subcommittees consisting of one or more members when appropriate, including the authority to grant preapprovals of audit and permitted non-audit services, provided that decisions of such subcommittee to grant preapprovals shall be presented to the full committee at its next scheduled meeting.

•	Providing guidance and oversight to the internal audit function of the corporation, including review of the organization, budget, staffing, plans and results of such activity.

•	Reviewing financial statements (including quarterly reports) with management and the independent auditor. It is anticipated that these discussions will include quality of earnings, review of reserves and accruals, consideration of the suitability of accounting principles, review of highly judgmental areas, audit adjustments (whether or not recorded) and such other inquiries as may be appropriate. Annually, after satisfactory review by the committee, the company’s audited financial statements will be approved by the board of directors for inclusion in the annual report of Form 10-K to be filed with the Securities and Exchange Commission.

•	Reviewing with management Management’s Discussion and Analysis of Financial Condition and Results of Operations to be included in the corporation’s annual report on Form 10-K or quarterly report on Form 10-Q, as applicable.

•	Discussing with management and the auditors the quality and adequacy of the company’s internal controls over financial reporting and reporting processes.

•	Discussing with the independent auditor its judgments about the quality and appropriateness of the Corporation’s accounting principles as applied in its financial reporting.

•	Reviewing and discussing with management and the independent auditor, as appropriate, earnings press releases, and financial information and earnings guidance provided by the Corporation to analysts and rating agencies.

•	Discussing with management, the internal auditors and the independent auditor policies with respect to risk assessment and risk management, significant risks or exposures of the corporation and the steps that have been taken to minimize such risks. It is anticipated that such discussions will include the status of pending litigation, taxation matters and other areas of oversight of the legal and compliance area as may be appropriate.

•	Establishing procedures for the receipt, retention and treatment of complaints received by the corporation regarding accounting, internal control over financial reporting or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

•	Approving any letter to be included in the Corporation’s annual report or proxy statement that describes the Committee’s composition and responsibilities and how they were discharged.

•	Reporting on audit committee activities to the full board and issuance annually of a summary report (including appropriate oversight conclusion) suitable for submission to the shareholders.

•	Reviewing any “related party transactions,” as defined by applicable NASDAQ rules, and determining whether to ratify or approve such transactions.

•	Performing any other activities consistent with this charter, the corporation’s bylaws and governing law that the committee or the board may deem necessary or appropriate.

•	Conducting an annual review of this charter and updating it as appropriate.

Revised and restated as of August 3, 2004.

Annex B

[Missing Graphic Reference]

AIR T, INC.

CHARTER
OF THE
NOMINATING COMMITTEE
OF THE BOARD OF DIRECTORS

I.	PURPOSE

The primary function of the Nominating Committee (the “Committee”) is to assist the Corporation’s Board of Directors in identifying qualified individuals to become Board members, in determining the composition of the Board and its committees, and in monitoring a process to assess Board and Board committee effectiveness.

II.	COMPOSITION

The Committee shall be comprised of three or more directors, appointed by the Board, who meet the independence requirements of applicable regulations, NASDAQ rules and such other criteria as the Board may establish.

Unless the Board appoints a Chair of the Committee, the members of the Committee may designate a Chair by majority vote of the full Committee membership.

III.	MEETINGS

The Committee shall meet as frequently as circumstances dictate. The Committee may ask members of management or others to attend any meeting and provide information or advice as needed.

IV.	ACTIVITIES

To fulfill its responsibilities, the Committee shall:

(1)	Make recommendations to the Board regarding the size and composition of the Board and the criteria for the selection of candidates for membership on the Board.

(2)	Oversee the search for individuals qualified to become members of the Board, including by evaluating persons suggested by stockholders or others, and supervise appropriate inquiries into the backgrounds and qualifications of possible candidates.

(3)	Recommend to the Board director nominees to be presented for stockholder approval at each annual meeting of stockholders and to fill any vacancies between annual meetings.

(4)	Monitor and make recommendations to the Board with respect to the functions of the various committees of the Board.

(5)	Recommend to the Board the membership of the various Board committees.

(6)	Develop and recommend to the Board for its approval an annual self-evaluation process for the Board and each of its committees, and oversee the annual self-evaluations.

(7)	Periodically review the frequency, structure and content of Board meetings and recommend changes to the Board as appropriate.

V.    PROCESSES

After each Committee meeting, the Committee shall report its actions and recommendations to the Board.

The Committee shall conduct and present to the Board an annual review of its performance. In addition, the Committee shall review this Charter periodically and recommend any proposed revisions to the Board for its approval.

The Committee shall have the authority to delegate any of its responsibilities to subcommittees. The Committee shall also have the authority to engage a search firm to assist in identifying director candidates and to engage outside counsel and other advisors, in each case as it deems appropriate, and to set the terms (including fees) of all such engagements. The Corporation shall provide for appropriate funding, as determined by the Committee, for paying fees to outside advisors engaged by the Committee.

Annex C

[Missing Graphic Reference]
AIR T, INC. 2005 Equity Incentive Plan

ARTICLE I

GENERAL PROVISIONS

1.1    Purpose of the Plan. This Plan is intended to promote the interests of the Company by enhancing alignment of the interests of participating employees with the interests of the Company’s stockholders by rewarding these key employees for improving the Company’s financial performance in a manner that is consistent with the creation of increased stockholder value and by permitting the Company to use equity-based awards to attract, motivate and retain employees and attract and retain non-employee directors. Capitalized terms used in the Plan shall have the meanings given to them in Appendix A attached hereto.

1.2    Administration of the Plan.

(a)    The Plan shall be administered by the Committee, and, other than with respect to Director Options, the Committee shall have the authority to:

(i)    Select Eligible Individuals to whom Awards may be made;

(ii)    Determine whether and to what extent Options, Stock Appreciation Rights, or any combination thereof are to be awarded to Eligible Individuals;

(iii)    Determine the number of shares of Common Stock to be covered by an Award and the other terms and conditions of such Award (including, but not limited to, the exercise price, any vesting condition, restriction or limitation and any vesting acceleration or forfeiture waiver regarding any Award and the Common Stock relating thereto);

(iv)    Modify, amend or adjust the terms and conditions of any Award;

(v)    Determine under what circumstances an Award may be settled in cash or Common Stock.

(b)    Subject to the terms set forth herein, the Committee shall have the authority to (i) adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall deem appropriate from time to time, (ii) interpret the terms and provisions of the Plan and any Award issued under the Plan (and any agreement relating thereto), and (iii) otherwise supervise the administration of the Plan.

(c)    The Committee may act only by a majority of its members then in office. Except to the extent prohibited by applicable law or the applicable rules of a Stock Exchange, the Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it; provided, however, that only the Committee may make Awards to Participants who are subject to Section 16 of the Exchange Act or are Covered Employees. Any such allocation or delegation may be revoked by the Committee at any time. The authority of the Committee hereunder may also be exercised by the Board at any time and from time to time. The Committee may delegate some or all of its authority under the Plan to any person or persons provided that any such delegation be in writing

(d)    Any determination made in respect of any Award by the Committee, the Board, or any other person pursuant to delegated authority under the provisions of the Plan, shall be made in the sole discretion of the Committee, the Board or such delegate at the time the Award is made or, unless in contravention of any express term of the Plan, at any time thereafter. All decisions made by the Committee, the Board or any delegate shall be final and binding on all persons, including the Company and all Participants.

(e)    All Awards shall be subject to the terms, conditions, restrictions and limitations of the Plan. Awards under a particular Article of the Plan need not be uniform and Awards under two or more Articles may be combined into a single document. Any combination of Awards may be granted at one time and on more than one occasion to the same Participant.

(f)    All Awards under the Plan are intended to be exempt from, or to be in compliance with, the provisions of Section 409A of the Code and all regulations and rules promulgated thereunder. Notwithstanding any other provision herein, the Committee and the Board shall have the authority to revise any of the terms and provisions hereof to the extent necessary to cause Awards to be exempt from or in compliance with Section 409A of the Code and all regulations and rules promulgated thereunder.

1.3    Eligible Individuals. Only Non-Employee Directors are eligible to receive Awards of Director Options. Employees are eligible to receive all other Awards.

1.4    Stock Subject to the Plan.

(a)    The capital stock of the Company with respect to which Awards may be made under the Plan shall be currently authorized but unissued shares of Common Stock. The maximum number of shares of Common Stock that may be delivered to Participants and their beneficiaries under the Plan shall be equal to 250,000 shares of Common Stock.

(b)    The shares of Common Stock that may be delivered to Participants and their beneficiaries under the Plan are subject to the following additional restrictions:

(i)    The maximum number of shares of Common Stock that may be issued in respect of Options intending to qualify as Incentive Stock Options shall be 225,000 shares;

(ii)    The maximum number of shares for which Employee Options may be granted under the Plan to any one Participant for a calendar year is 50,000 shares of Common Stock; and

(iii)    The maximum number of shares of Common Stock that may be issued in respect of Director Options shall be 40,000 shares.

(c)    To the extent any shares of Common Stock covered by an Award are not delivered to a Participant or beneficiary because the Award is forfeited or canceled, such shares shall not be deemed to have been delivered for purposes of determining the maximum number of shares of Common Stock available for delivery under the Plan.

1.5    Adjustments in Common Stock. Should any change be made to the Common Stock by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other similar change, (i) the maximum number and/or class of securities issuable under the Plan, (ii)  the maximum limits under the Plan, (iii) the number of shares of Common Stock for a Director Option to be awarded thereafter to a Non-Employee Director, and (iv) the number and/or class of securities and the exercise price per share in effect under each outstanding Award, shall be appropriate adjusted in order to prevent the dilution or enlargement of benefits hereunder and thereunder. The adjustments determined by the Committee shall be final, binding and conclusive.

1.6    Settlement of Awards. The obligation to make payments and distributions with respect to Awards may be (i) subject to such conditions, restrictions and contingencies as the Committee shall determine, and (ii) satisfied through cash payments, the delivery of shares of Common Stock, the issuance of replacement Awards, or any combination thereof as the Committee shall determine.

ARTICLE II

EMPLOYEE OPTIONS

2.1    Award of Employee Options. Subject to the terms and conditions of this Plan, the Committee is authorized to make Awards of Employee Options to Employees. Each Employee Option awarded under this Plan other than a Director Option shall be subject to such terms and conditions determined by the Committee.

2.2    Exercise Price. The exercise price per share associated with each Option other than a Director Option shall be fixed by the Committee and may be no less than the Fair Market Value per share of Common Stock on the date of the Award, or the next preceding date if such date is not a trading date.

2.3    Exercise of Employee Options. An Employee Option shall be exercisable at the times and in accordance with the procedures set forth herein and the procedures established by the Committee and set forth in the documents evidencing the Award. Unless otherwise determined by the Committee upon making an Award of an Employee Option, the Employee Option shall not be immediately exercisable and shall become exercisable with respect to (i) one-third (1/3) of the shares of Common Stock covered by the Award beginning on the first anniversary of the date of the Award, (ii) an additional one-third (1/3) of the shares of Common Stock covered by the Award beginning on the second anniversary of the date of the Award and (iii) the remaining one-third (1/3) of the shares of Common Stock covered by the Award beginning on the third anniversary of the date of the Award.

2.4    Term of Employee Options. The term of each Employee Option shall be established by the Committee, but shall not exceed ten (10) years from the date of the Award of the Employee Option. Unless otherwise determined by the Committee upon making an Award of an Employee Option, an Employee Option shall expire if the Employee Option is not exercised by the tenth anniversary of the date of the Award of the Employee Option.

2.5    Termination of Service. The Committee shall determine the terms and conditions on which a Participant may exercise an Option following the termination of such Participant’s Service, and such terms and conditions shall be set forth in the documents evidencing the Award. Unless otherwise determined by the Committee upon making an Award of an Employee Option or thereafter, the Employee Option shall terminate in full (whether or not previously exercisable) prior to the expiration of its term on the date thirty (30) days after the date of the termination of the Participant’s Service, unless such Participant’s Service is terminated as of the Participant’s:

(i)    death, in which case the Participant's legatee(s) under his or her last will or the Participant's personal representative or representatives may exercise all or part of the previously unexercised portion of such Employee Option at any time within one year, but not beyond the expiration of its term, after the Participant's death to the extent the Participant could have exercised the Employee Option immediately prior to his or her death;

(ii)    Disability, in which case the Participant or his or her personal representative may exercise the previously unexercised portion of such Employee Option at any time within one year, but not beyond the expiration of its term, after the termination of his or her Service to the extent the Participant could have exercised the Employee prior to such termination; or

(iii)    Retirement, in which case the Participant may exercise the previously unexercised portion of such Employee Option at any time within one year, but not beyond the expiration of its term, after the Participant's Retirement to the extent the Participant could have exercised the Employee Option immediately prior to his or her Retirement.

2.6    Incentive Stock Options. All Incentive Stock Options shall be subject to the following:

(a)    Incentive Stock Options may be awarded only to Employees;

(b)    An Incentive Stock Option’s exercise price per share of Common Stock shall not be less than 100% of the Fair Market Value per share of Common Stock on the date of the Award or the next preceding date if such date is not a trading date;

(c)    The aggregate Fair Market Value of the shares of Common Stock (determined as of the respective date or dates of award) for which one or more Incentive Stock Options awarded to any Employee under the Plan (or any other option plan of the Company or any Parent or Subsidiary) may for the first time become exercisable during any one calendar year shall not exceed $100,000. To the extent an Employee holds two or more Incentive Stock Options which become exercisable for the first time in the same calendar year, the foregoing limitation on the exercisability of such Incentive Stock Options shall be applied on the basis of the order in which such Options are awarded; and

(d)    If an Employee to whom an Incentive Stock Option is awarded is a 10% Stockholder, then the Incentive Stock Option’s exercise price per share of Common Stock shall not be less than 110% of the Fair Market Value per share of Common Stock on the date of the Award, and the Incentive Stock Option’s term shall not exceed five years from the date of the Award.

ARTICLE III

DIRECTOR OPTIONS

3.1    Award of Director Options. If the stockholders approve the Plan at the 2005 annual meeting of stockholders of the Company, then each Non-Employee Director elected at the 2005 annual meeting of stockholders of the Company and each Non-Employee first elected to the Board thereafter shall be automatically awarded a Director Option to purchase 2,500 shares of Common Stock. A Non-Employee Director appointed to the Board by the Board to fill a vacancy shall be automatically awarded such Director Options only upon such Non-Employee’s first subsequent election to the Board by the Company’s stockholders.

3.2    Exercise Price. The exercise price per share of a Director Option awarded to a Non-Employee Director shall be equal to the Fair Market Value on the date of the Non-Employee Director’s election to the Board giving rise to the Award, or the next preceding date if such date is not a trading date.

3.3    Period to Exercise Director Options. A Director Option shall become exercisable for all shares of Common Stock covered thereby one (1) year after the date of the Award of such Director Option; provided that in the event the Service of the Non-Employee Director holding such Director Option terminates prior to the end of such one-year period for reason other than death, Disability or Retirement, such option shall be forfeited and shall lapse immediately. Upon the termination of the Service of a Non-Employee Director because of death, Disability or Retirement, the Director Options held by such Non-Employee Director shall become immediately exercisable as to 100% of the shares of Common Stock covered thereby. Once a Director Option becomes exercisable, it shall remain exercisable for the lesser of (a) ten (10) years after the date of Award, (b) one year from the date the Participant shall cease, by reason of the Participant’s death, Disability or Retirement, to be a member of the Board or (c) three months from the date the Participant shall cease, for any reason other than such Participant’s death, Disability or Retirement, to be a member of the Board; provided, however, that if the Participant shall cease to be a member of the Board and then die within three months thereafter, the Director Option shall remain exercisable for one year after the date of the Participant’s death.

ARTICLE IV

PROVISIONS APPLICABLE TO EMPLOYEE OPTIONS AND DIRECTOR OPTIONS

4.1    Payment of the Exercise Price.

(a)    In connection with the exercise of any Option, the Participant shall pay the exercise price to the Company in cash, by certified, bank or cashier’s check, or in such other manner as permitted by the Committee, which may include the surrender of shares of Common Stock or other unexercised Options held by the Participant.

(b)    Notwithstanding the foregoing, should the Common Stock be registered under Section 12 of the Exchange Act at the time an Option is exercised, then the exercise price may also be paid as follows:

(i)    In shares of Common Stock held for the requisite period necessary to avoid a charge to the Company’s earnings for financial reporting purposes and valued at their Fair Market Value on the exercise date, or

(ii)    Through a special sale and remittance procedure pursuant to which the Participant shall concurrently provide irrevocable instructions (A) to a designated brokerage firm to effect the immediate sale of the purchased shares and remit to the Company, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate exercise price payable for the purchased shares plus all applicable federal, state and local income and employment taxes required to be withheld by the Company by reason of such exercise and (B) to the Company to deliver the certificates for the purchased shares directly to such brokerage firm in order to complete the sale.

4.2    Option Awards. Each Option shall be evidenced by one or more documents in the form approved by the Committee, and no Award shall be effective unless and until both the Company and the person to whom the Option is being awarded shall have executed such documents.

4.3    Rights as Stockholder. Except as provided in this Plan or in the documents evidencing an Award of Options, a Participant holding Options shall not have, with respect to such instruments, any of the rights of a stockholder of the Company, including, the right to vote as a stockholder of the Company or any right to receive dividends.

ARTICLE V

STOCK APPRECIATION RIGHTS

5.1    General. The Award of a Stock Appreciation Right entitles the Participant to receive, in Common Stock or, to the extent that a cash payment would be in compliance with Section 409A of the Code, cash, value equal to (or otherwise based on) the excess of: (i) the Fair Market Value of a specified number of shares of Common Stock on the date of exercise; over (ii) the exercise price for such shares established by the Committee for such Stock Appreciation Right. The value per share of Common Stock to be delivered to a Participant upon the exercise of a Stock Appreciation Right shall be the Fair Market Value of a share of Common Stock on the date of exercise or the next preceding date if such date is not a trading date.

5.2    Award of Stock Appreciation Rights. Each Stock Appreciation Right awarded under this Plan shall be subject to such terms and conditions determined by the Committee. Each Stock Appreciation Right shall be evidenced by one or more documents in the form approved by the Committee, and no Award shall be effective unless and until both the Company and the person to whom the Stock Appreciation Right is being awarded shall have executed such documents.

5.3    Exercise Price. The exercise price per share associated with each Stock Appreciation Right shall be fixed by the Committee and, subject to the terms and conditions set forth herein, may be no less than the Fair Market Value per share of Common Stock on the date of the Award or the next preceding date if such date is not a trading date.

5.4    Exercise Procedures. A Stock Appreciation Right shall be exercisable at the times and in accordance with the procedures set forth herein and the procedures established by the Company and set forth in the documents evidencing the Award. Generally, a Stock Appreciation Right may be exercised by surrendering the applicable portion of the related Option and, upon such exercise and surrender, the Participant shall be entitled to receive the amount described in Section 5.1.

5.5    Termination of Service. The Committee shall determine the terms and conditions on which a Participant may exercise a Stock Appreciation Right following the termination of such Participant’s Service, and such terms and conditions shall be set forth in the documents evidencing the Award.

5.6    Repurchase of Stock Appreciation Rights. The Committee may elect to purchase an outstanding Stock Appreciation Right by paying the Participant an amount, in cash or Common Stock, equal to the product of (i) the excess of the Fair Market Value of the Common Stock subject to the Stock Appreciation Right over the exercise price, and (ii) the number of shares of Common Stock subject to the Stock Appreciation Right.

5.7    Rights as Stockholder. Except as provided in this Plan or in the documents evidencing an Award of a Stock Appreciation Right, a Participant holding a Stock Appreciation Right shall not have, with respect to such instrument, any of the rights of a stockholder of the Company, including, the right to vote as a stockholder of the Company or any right to receive dividends.

ARTICLE VI

TRANSFERABILITY

6.1    Transfer Restrictions. Except as set forth in Section 6.2 or as otherwise determined by the Company, Options and Stock Appreciation Rights may be transferred only by will or the laws of inheritance upon the death of a Participant and may not be assigned, pledged, hypothecated or transferred in any manner. Upon any attempt to assign, pledge, hypothecate or transfer an Option or a Stock Appreciation Right, such Award shall immediately be cancelled and terminated.

6.2    Transfer Exceptions. The Committee, may, in its sole discretion, permit Director Options, Non-Qualified Stock Options and Stock Appreciation Rights to be assigned in whole or in part during a Participant’s lifetime as a gift or without consideration to (i) one or more members of the Participant’s immediate family, (ii) a trust in which Participant and/or one or more of such family members hold more than 50% of the beneficial interest, or (iii) an entity in which more than 50% of the voting interests are owned by the Participant and/or one or more of such family members. The terms applicable to the assigned Awards shall be the same as those in effect for such Award immediately prior to the assignment.

ARTICLE VII

CHANGE OF CONTROL TRANSACTIONS

7.2    General.

(a)    Unless determined otherwise by the Committee, in its sole and absolute discretion and on such terms and conditions as it may establish, immediately prior to the consummation of a Change in Control any or all outstanding Options and Stock Appreciation Rights shall become fully exercisable.

(b)    Unless otherwise determined by the Committee, upon consummation of a Change of Control in which the Company is not the surviving entity, all outstanding Options and Stock Appreciation Rights, to the extent not exercised, shall terminate and cease to be outstanding, except to the extent expressly assumed by the successor entity (or parent thereof).

(c)    Unless otherwise determined by the Committee, upon consummation of a Change of Control in which the Company is the surviving entity, all Awards shall remain outstanding in full force and effect on the same terms and conditions.

7.2    Settlement of Awards in Change of Control Transactions. The Committee may, in its sole and absolute discretion in connection with a Change of Control, cancel any outstanding Options and Stock Appreciation Rights and pay or deliver, or cause to be paid or delivered, to the holder thereof an amount in cash or securities having a value (as determined by the Committee) equal to the product of (i) the number of shares of Common Stock subject to the Option or Stock Appreciation Right, and (ii) the amount, if any, by which (A) the formula or fixed price per share paid to holders of Common Stock pursuant to such Change of Control, exceeds (B) the exercise price associated with such Option or Stock Appreciation Right.

7.3    Termination of Consent and Purchase Rights. In connection with any Change of Control, the Committee shall have the right to provide for the immediate termination of any consent, repurchase or first refusal rights of the Company in respect of any outstanding Awards.

7.4    Right to Consummate Change of Control Transactions. The issuance of Awards under the Plan shall in no way affect the right of the Company to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, enter into a share exchange, dissolve, liquidate or sell or transfer all or any part of its business or assets.

ARTICLE VIII

MISCELLANEOUS

8.1    No Right to Company Assets. Neither a Participant nor any other person shall, by reason of participation in the Plan, acquire any right in or title to any assets, funds or property of the Company or any Parent or Subsidiary, including, without limitation, any specific funds, assets, or other property which the Company or any Parent or Subsidiary, in its sole discretion, may set aside in anticipation of a liability under the Plan. A Participant shall have only a contractual right to the Common Stock or amounts, if any, payable under the Plan, unsecured by any assets of the Company or any Parent or Subsidiary, and nothing contained in the Plan shall constitute a guaranty that the assets of the Company or any Parent or Subsidiary shall be sufficient to pay any benefits to any person.

8.2    No Employment Rights. The Plan does not constitute a contract of employment, and the selection of an Eligible Individual to receive an Award will not give a Participant the right to be retained in the employ of the Company or any Parent or Subsidiary, nor any right or claim to any benefit under the Plan, unless such right or claim has specifically accrued under the terms of the Plan.

8.3    Form and Time of Elections. Unless otherwise specified herein, each election required or permitted to be made by any Participant or other person entitled to benefits under the Plan, and any permitted modification, or revocation thereof, shall be in writing filed with the Committee at such times, in such form, and subject to such restrictions and limitations, not inconsistent with the terms of the Plan, as the Committee shall require.

8.4`    Tax Withholding. All distributions under the Plan are subject to withholding of all applicable taxes, and the Committee may condition the delivery of any shares or other benefits under the Plan on satisfaction of the applicable withholding obligations. The Committee, in its discretion, and subject to such requirements as the Committee may impose prior to the occurrence of such withholding, may permit such withholding obligations to be satisfied through cash payment by the Participant, through the surrender of shares of Common Stock which the Participant already owns, or through the surrender of shares of Common Stock to which the Participant is otherwise entitled under the Plan.

8.5    Effective Date and Term. The Plan shall become effective when adopted by the Board, but no Award made under the Plan may be made, and no shares of Common Stock shall be issued pursuant to any Award, until the Plan is approved by the Company’s stockholders. No Awards may be made under the Plan upon the earlier of (i) the expiration of the ten-year period from the date the Plan is adopted by the Board, (ii) the date on which all shares of Common Stock available for issuance under the Plan shall have been issued.

8.6    Termination of Prior Plan. Upon approval of the Plan by the Company’s stockholders at the 2005 annual meeting of stockholders, the Air Transportation Holding Company, Inc. 1998 Omnibus Long-term Compensation Plan shall be terminated effective as of the commencement of that meeting, although outstanding options awarded under such plan shall remain outstanding and shall continue to be governed by the terms of such plan.

8.7    Amendment of the Plan. The Committee shall have complete and exclusive power and authority to amend or modify the Plan in any or all respects; provided, however, that the provisions of Sections 3.1 and 3.2 of the Plan shall not be altered or amended more often than every six (6) months except as necessary to comply with the Code and the rules and regulations thereunder, and provided, further, that any amendment that would require approval of the stockholders pursuant to Section 162(m) of the Code (as it affects Awards to Covered Employees) or pursuant to the rules of the national securities exchange or inter-dealer quotation system upon which the Common Stock is then traded may only be made upon the approval of the Company’s stockholders.

8.8    Repricing Prohibited. The Committee may not reduce the exercise price of any Option after it is awarded, except adjustments permitted by Section 1.5, nor may the Committee agree to exchange a new lower-priced Option or Stock Appreciation Right for an outstanding higher-priced Option or Stock Appreciation Right.

8.9    Governing Law. This Plan shall be governed and construed in accordance with the laws of the State of Delaware, without regard to conflicts of law principles thereof.

8.10    Severability. If any provision of this Plan or the application thereof to any person or circumstance shall be invalid or unenforceable to any extent, the remainder of this Plan and the application of such provision to other persons or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

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APPENDIX A

DEFINED TERMS

The following terms shall have the following meanings under the Plan:

“Award” means the issuance of an Option or a Stock Appreciation Right under the Plan.

“Board” means the Board of Directors of the Company.

A “Change of Control” means, and shall be deemed to have occurred on:

(i)    An acquisition of Common Stock or other Voting Securities (as defined below) by any “Person” (as the term person is used for purposes of Section 13(d) or 14(d) of the Exchange Act), immediately after which such Person has “Beneficial Ownership” (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of thirty percent (30%) or more of either (A) the then-outstanding Common Stock or (B) the combined voting power of the Company’s then-outstanding voting securities entitled to vote for the election of directors (the “Voting Securities”); provided, however, in determining whether a Change in Control has occurred, Common Stock or Voting Securities which are acquired in a “Non-Control Acquisition” (as defined below) shall not constitute an acquisition which would cause a Change in Control. A “Non-Control Acquisition” shall mean an acquisition of Common Stock (A) directly from the Company, (B) by an employee benefit plan (or a trust forming a part thereof) maintained by (x) the Company or (y) any corporation or other Person of which a majority of its voting power or its voting equity securities or equity interest is owned, directly or indirectly, by the Company (for purposes of this definition, a “Related Entity”), (C) by the Company or any Related Entity, or (D) by any Person in connection with a “Non-Control Transaction” (as defined below);

(ii)    The individuals who, as of the date of the approval of the Plan by the Company’s stockholders, are members of the Board (the “Incumbent Board”), cease for any reason to constitute at least a majority of the members of the Board, or following a Merger (as defined below), the board of directors of the ultimate Parent Corporation (as defined below); provided, however, that if the election, or nomination for election by the Company’s common stockholders, of any new director was approved by a vote of a majority of the Incumbent Board, such new director shall, for purposes of this Agreement, be considered as a member of the Incumbent Board; provided, further, however, that no individual shall be considered a member of the Incumbent Board if such individual initially assumed office as a result of an actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board (a “Proxy Contest”), including by reason of any agreement intended to avoid or settle any Proxy Contest; or

(iii)    The consummation of:

(A)    A merger, consolidation or reorganization with or into the Company, or in which securities of the Company are issued (a “Merger”), unless the Merger is a “Non-Control Transaction.” A “Non-Control Transaction” shall mean a Merger in which:

(1)    the stockholders of the Company immediately before such Merger own directly or indirectly immediately following the Merger at least fifty percent (50%) of the outstanding common stock and the combined voting power of the outstanding voting securities of (x) the corporation resulting from such Merger (the “Surviving Corporation”), if fifty percent (50%) or more of the combined voting power of the then outstanding voting securities of the Surviving Corporation is not Beneficially Owned, directly or indirectly by another corporation (a “Parent Corporation”), or (y) if there is one or more Parent Corporations, the ultimate Parent Corporation;

(2)    the individuals who were members of the Incumbent Board immediately prior to the execution of the agreement providing for the Merger, constitute at least a majority of the members of the board of directors of, (x) the Surviving Corporation, if fifty percent (50%) or more of the combined voting power of the then outstanding voting securities of the Surviving Corporation is not Beneficially Owned, directly or indirectly by a Parent Corporation, or (y) if there is one or more Parent Corporations, the ultimate Parent Corporation; and

(3)    no Person other than the Company, any Related Entity, or any employee benefit plan (or any trust forming a part thereof) that, immediately prior to the Merger, was maintained by the Company or any Related Entity, or any Person who, immediately prior to the Merger had Beneficial Ownership of thirty percent (30%) or more of the then outstanding Common Stock or Voting Securities, has Beneficial Ownership, directly or indirectly, of thirty percent (30%) or more of the combined voting power of the outstanding voting securities or common stock of (x) the Surviving Corporation, if fifty percent (50%) or more of the combined voting power of the then outstanding voting securities of the Surviving Corporation is not Beneficially Owned, directly or indirectly by a Parent Corporation, or (y) if there is one or more Parent Corporations, the ultimate Parent Corporation; or

(B)    A complete liquidation or dissolution of the Company; or

(C)    The direct or indirect sale or other disposition of all or substantially all of the assets of the Company to any Person (other than a transfer to a Related Entity or under conditions that would constitute a Non-Control Transaction (with the disposition of assets being regarded as a Merger for this purpose) or the distribution to the Company’s stockholders of the stock of a Related Entity or any other assets).

Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because any Person (the “Subject Person”) acquired Beneficial Ownership of more than the permitted amount of the then outstanding Common Stock or Voting Securities as a result of the acquisition of Common Stock or Voting Securities by the Company which, by reducing the number of Common Stock or Voting Securities then outstanding, increases the proportional number of shares Beneficially Owned by the Subject Persons, provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of Common Stock or Voting Securities by the Company, and after such share acquisition by the Company, the Subject Person becomes the Beneficial Owner of any additional Common Stock or Voting Securities which increases the percentage of the then outstanding Common Stock or Voting Securities Beneficially Owned by the Subject Person, then a Change in Control shall occur.

“Code” means the Internal Revenue Code of 1986, as amended.

“Committee” means the compensation committee of the Board or such other committee of the Board as it may designate.

“Common Stock” means the common stock, par value $0.25 per share, of the Company.

“Company” means Air T, Inc., a Delaware corporation, and any successor corporation to all or substantially all the assets or voting capital stock of Air T, Inc. that shall by appropriate action adopt the Plan.

“Covered Employee” means an Employee who is a “Covered Employee” within the meaning of Section 162(m) of the Code.

“Disability” means any impairment of mind or body that renders a Participant unable to perform his or her normal duties and functions in connection with such Participant’s Service for a continuous period of at least three months or is likely to prevent such Participant from performing such duties and functions for more than six months during any 18-month period, as determined in good faith by a physician selected by the Board. Any refusal by a Participant to submit to a medical examination for the purpose of certifying Disability hereunder shall be deemed conclusively to constitute evidence of such Participant’s Disability.

“Director Option” means an Option awarded to a Non-Employee Director pursuant to Article III of the Plan.

“Eligible Individuals” means the individuals described in Section 1.3.

“Employee” means an individual who is in the employ of the Company (or any Subsidiary), subject to the control and direction of the employer entity as to both the work to be performed and the manner and method of performance.

“Employee Option” means an Option awarded to an Employee pursuant to Article II of the Plan.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Fair Market Value” per share of Common Stock on any relevant date shall be determined in accordance with the following provisions:

(i)    If the Common Stock is at the time neither listed on any Stock Exchange nor traded on the Nasdaq National Market or Nasdaq Small Cap Market, then the Fair Market Value shall be determined by the Committee after taking into account such factors as the Committee shall deem appropriate.

(ii)    If the Common Stock is at the time traded on the Nasdaq National Market or the Nasdaq Small Cap Market, then the Fair Market Value shall be the closing bid price per share of Common Stock on the date in question, as such price is reported by the National Association of Securities Dealers on the Nasdaq National Market or Nasdaq Small Cap Market, as applicable.

(iii)    If the Common Stock is at the time listed on any Stock Exchange, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question on the Stock Exchange determined by the Committee to be the primary market for the Common Stock, as such price is officially quoted in the composite tape of transactions on such exchange.

“Incentive Stock Option” means an Employee Option that satisfies the requirements of Section 422 of the Code.

“Non-Qualified Stock Option” means an Employee Option that does not satisfy the requirements of Section 422 of the Code.

“Option” means an Employee Option or a Director Option issued under the Plan. The Award of an Option entitles the Participant to purchase a specified number of shares of Common Stock at a stated exercise price.

“Participant” means any person to whom an Award is made under the Plan.

“Plan” means the Air T, Inc. 2005 Equity Incentive Plan, as set forth herein.

“Retirement” means the voluntary cessation of Service by a Participant after age 62 with the consent of the Company.

“Service” means the provision of services to the Company (or any Subsidiary) by a person in the capacity of an Employee or a non-employee member of the Board, as applicable.

“Stock Exchange” means either the American Stock Exchange or the New York Stock Exchange.

“Subsidiary” means any corporation or limited liability company with respect to which the Company owns, directly or indirectly, equity interests possessing 50% or more of the total combined voting power of all classes of equity of such entity.

“10% Stockholder” means the owner of Common Stock (as determined under Section 424(d) of the Code) possessing more than 10% of the total combined voting power of all classes of Common Stock of the Company (or any Parent or Subsidiary).

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AIR T, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD SEPTEMBER 28, 2005
AND
PROXY STATEMENT

AUGUST 15, 2005

AIR T, INC.
Revocable Proxy	ANNUAL MEETING OF STOCKHOLDERS
to be held on September 28, 2005
This proxy is solicited on behalf of the Board of Directors.

The undersigned hereby appoints Walter Clark, John J. Gioffre and Erlene Geddes as Proxies, each with the power to appoint a substitute, and hereby authorizes them to represent and to vote, as designated below, all the shares of common stock of Air T, Inc. (the “Company”) held on record by the undersigned on August 2, 2005, at the annual meeting of shareholders to be held on September 28, 2005 or any adjournment thereof.

1.	ELECTION OF DIRECTORS for terms expiring in 2006

FOR all nominees listed below (except as marked to the contrary below)	WITHHOLD AUTHORITY to vote for all nominees listed below

(INSTRUCTION: To withhold authority to vote for any nominee(s) strike a line through the name(s) in the list below.)

Walter Clark	John J. Gioffre	William H. Simpson		Claude S. Abernethy, Jr

Sam Chesnutt	Allison T. Clark	George C. Prill	Dennis A. Wicker	J. Bradley Wilson

2.	PROPOSAL TO RATIFY THE SELECTION OF DIXON HUGHES PLLC as the Company’s independent registered public accountants

FOR	AGAINST	ABSTAIN

3.	PROPOSAL TO APPROVE THE AIR T, INC. 2005 EQUITY INCENTIVE PLAN

FOR	AGAINST	ABSTAIN

4.	In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

Please sign and date on the reverse side and return in the enclosed postage-paid envelope.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE PROPOSALS AND THIS PROXY WILL BE VOTED FOR THE PROPOSAL TO RATIFY THE SELECTION OF DIXON HUGHES PLLC AND THE PROPOSAL TO APPROVE THE AIR T, INC. 2005 EQUITY INCENTIVE PLAN AND FOR THE ELECTION OF EACH OF THE DIRECTORS LISTED ON THE OPPOSITE SIDE OF THIS PROXY UNLESS THE STOCKHOLDER DIRECTS OTHERWISE, IN WHICH CASE IT WILL BE VOTED AS DIRECTED.

The undersigned acknowledges receipt of the Notice of Meeting and Proxy Statement dated August 15, 2005, and revokes all proxies heretofore given by the undersigned.

Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, as executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

DATED: __________________________, 2005
_________________________________________
Signature
_________________________________________
Signature if held jointly

PLEASE MARK, SIGN, DATE AND RETURN THE
PROXY CARD PROMPTLY USING THE ENCLOSED
POSTAGE-PAID ENVELOPE